XERION ECOSOLUTIONS GROUP INC.

                                Filing Type: 8-K
                           Description: Current Report
                           Filing Date: July 14, 2003
                            Period End: July 3, 2003

            Primary Exchange: Over the Counter Includes OTC and OTCBB
                                  Ticker: XECO


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                                Table of Contents

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                                       8-K

ITEM 5.....................................................................1


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 3, 2003


                         XERION ECOSOLUTIONS GROUP INC.
             (Exact name of registrant as specified in its charter)



         Colorado                     0-26760                    84-1286065
 (State of Incorporation)          (Commission               (I.R.S   Employer
                                   File Number)              Identification No.)


              Suite 132-3495 Cambie St. Vancouver BC Canada V5Z 4R3
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code                (604) 696-0073



        Former name: IMMULABS CORPORATION

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ITEM 5.  OTHER EVENTS.


The Company has signed a binding preliminary agreement for the reclamation of a smelter slag project in Arizona. The agreement allows Xerion six months to perform tests on the slag to validate the reported mineral content before proceeding into production on a 50/50 joint venture basis.

The project consists of the recovery of minerals residing in smelter slag from an out-of-production copper operation, most recently operated by Phelps Dodge (NYSE:PD). The smelter was last operated over forty years ago when technologies of the day did not allow for economic recovery of all the elements.

Over two hundred samples have been assayed by Mountain States lab in Vail, AZ, as well as others, and the owners represent to Xerion that the slag consists of at least 35 million tons of surface material containing economically recoverable minerals including: Gold - 6,160,000 ozs., Silver - 14,875,000 ozs., Copper - 280,000,000 lbs., Iron - 20,825,000,000 lbs., Zinc - 1,400,000,000 lbs., Silica
- 25,200,000,000 lbs.. Their pilot testing and calculations indicate that processing costs are not expected to be greater than $51.82 per ton.

These calculations and numbers are included in the representations that the owners have made to Xerion in the existing agreement. Many of the numbers have been confirmed by independent assays, however, the report containing the numbers, while comprehensive, is not a complete feasibility study. Therefore, conducting additional assays and surveys, evaluating processing methods and creating a detailed plan of operation will be the focus of the six-month test period.

Upon validation of the data provided, Xerion will be obligated to fulfill its commitment to process the slag and recover the minerals. The reclamation and recovery project is expected to last up to ten years. Xerion is responsible to provide capital and initial operational expenses for the project and will be required to acquire funding to put this project into production.

Under the existing agreement, confidentiality terms dictate that the exact location of the smelter reclamation project and the identity of the owners cannot be announced until the definitive joint venture agreement is in place, which will proceed only if Xerion gives notice to the other party by August 3, 2003 to indicate its intention to continue with validation of test data and existing assays. The economics of Xerion's patent-pending XRS leach process have yet to be validated on a production scale and this slag reclamation project would provide the Company with an opportunity to do this.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Date: July 14, 2003

                                       XERION ECOSOLUTIONS GROUP INC.



                                       By: /s/ Ben Traub
                                          ------------------
                                          Ben Traub
                                          President